EXHIBIT 23.2

                       Consent of Independent Accountants



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                        INDEPENDENT ACCOUNTANTS' CONSENT





Board of Directors
Little Falls Bancorp, Inc.
86 Main Street
Little Falls, New Jersey 07424

         We consent to incorporation by reference in this Registration Statement on Form S-8 related to the Little Falls Bancorp, Inc. 1996 Stock Option Plan of our report on the consolidated financial statements of Little Falls Bancorp, Inc., included in the Form 10-K of Little Falls Bancorp, Inc. for the fiscal year ended December 31, 1996.


                                                     /s/ Radics & Co.

                                                     Radics & Co.




Pinebrook, New Jersey

November 7, 1997